Exhibit 99.1

AON

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 15, 2012.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/AON**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012, by and between Aon Corporation and Market Mergeco Inc.	☐	☐	☐
2. To approve the implementation of a reduction of capital of Aon UK through a customary court-approved process so that it will have sufficient distributable reserves under U.K. law.	☐	☐	☐
3. To approve, on an advisory and non-binding basis, compensation that may be payable to certain named executive officers of Aon Corporation in connection with the merger and their relocation to the U.K.	☐	☐	☐
4. To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Chicago, Illinois This proxy is solicited on behalf of the Board of Directors for the Special Meeting on March 16, 2012 The undersigned hereby appoints Gregory C. Case, Peter Lieb or Ram Padmanabhan, each individually and each with powers of substitution, as proxies for the undersigned to vote all the shares of Common Stock the undersigned may be entitled to vote at the Special Meeting of Stockholders of Aon Corporation called to be held on March 16, 2012 at the Offices of Aon Corporation, Aon Center, 200 East Randolph Street, Chicago, IL 60601, at 1:00 p.m. CDT, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the notice of the special meeting of Aon Corporation stockholders and the related proxy statement/prospectus. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustee of the ESOP Account of the Aon Savings Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee for the plan will vote these shares as directed provided your voting instruction is received by 5:00 p.m. Eastern Time on March 13, 2012. If there are any shares for which instructions are not timely received, the trustee of the plan will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plan shall be confidential. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4. Proxy — Aon Corporation Special Meeting Admission Ticket Special Meeting of the Stockholders of Aon Corporation March 16, 2012 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q